Exhibit 99.2
PRELIMINARY SUBJECT TO COMPLETION

HORTONWORKS

HORTONWORKS, INC.
5470 Great America Parkway
Santa Clara, California 95054

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of October 3, 2018 (which we refer to as the merger agreement),by and among Hortonworks, Cloudera, Inc. and Surf Merger Corporation, and approve the transactions contemplated by the merger agreement; and	☐	☐	☐
2. To approve the adjournment of the Hortonworks special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and approve the transactions contemplated by the merger agreement.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000391175_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com

HORTONWORKS, INC.
Special Meeting of Stockholders
[*] at [*]
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HORTONWORKS, INC.

The undersigned hereby appoints Robert Bearden and Scott Davidson as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Hortonworks, Inc. (the "Company") standing in the name of the undersigned on [*], with all powers that the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on [*] or at any adjournment, continuation or postponement thereof. Receipt of the Proxy Statement for the Special Meeting of Stockholders is hereby acknowledged.

In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or internet voting instructions no later than 11:59 p.m. Eastern Time on [*] or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the Special Meeting of Stockholders of the Company. Submitting your proxy by mail, via the internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting of Stockholders of the Company.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER(S) SIGNING THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. IF NO INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSALS NUMBERED 1 AND 2. PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000391175_2 R1.0.1.17